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                                                                   EXHIBIT 10.04

                                   AGREEMENT

This Agreement, made and entered into this 4th day of January, 1995, by and between Mitsubishi Corporation ("MC") and Aristech Chemical Corporation ("ARS"),

                                  WITNESSETH:

Article 1.  MC's Execution of the Affirmation of Guarantee

         Subject to the other terms and conditions herein contained, MC agrees to execute and deliver an Affirmation of Guarantee (the "Guarantee Affirmation") in connection with the amendment of the Term Loan and Revolving Credit Agreement by and between ARS and Mitsubishi International Corporation, dated as of August 1st, 1994, as amended as of January 4, 1995 (the "Loan Agreement").

Article 2.  Guarantee Fee

         In consideration of MC's execution and delivery of the Guarantee Affirmation and its guarantee of the Loan Agreement, ARS agrees to pay to MC a guarantee fee calculated on a daily basis as .60 percent of the outstanding balance of the loan facilities provided under the Loan Agreement (the "Guarantee Fee"). The Guarantee Fee shall accrue until its payment date.

Article 3.  Payment of Guarantee Fee

         The Guarantee Fee shall be payable semiannually on the last business day of March and September for the immediately preceding six-month period. All Guarantee Fee payments shall be made by 5 o'clock P.M. New York time at the Head Office of The Mitsubishi Bank, Tokyo, Japan for the account of MC.

Article 4.  Indemnity

         ARS hereby irrevocably and unconditionally agrees and undertakes to indemnify and hold harmless MC against and from all costs, losses, damages, actions, proceedings, claims, demands, liabilities, charges and expenses of whatsoever nature and howsoever arising that MC may incur, suffer or sustain or have imposed on it by reason of, arising in any way out of or in relation to the guarantee and shall pay to MC immediately on first demand of MC such sum(s) as MC certifies with proof of payment (any such certificate being conclusive and binding on the parties hereto).

Article 5.  Old Agreement

         This Agreement supersedes and replaces the Agreement between the parties hereto dated July 21, 1994 with respect to the payment of a guarantee fee by ARS to MC.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate as of the day and year first above written.



MITSUBISHI CORPORATION                          ARISTECH CHEMICAL CORPORATION

/s/ NORIYOSHI FUKUYAMA                          /s/ W. D. WALSTON
----------------------                          -----------------
    Noriyoshi Fukuyama                              W. D. Walston
    General Manager                                 Treasurer
    Aristech Department


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                               AMENDED AGREEMENT

This Amendment Agreement is made and entered into as of June 3, 1996, by and between Mitsubishi Corporation ("MC") and Aristech Chemical Corporation ("ARS"). It is hereby agreed and confirmed with regard to the amendment and modification of certain provisions of the agreement dated January 4, 1995 between the parties hereto concerning the affirmation of the guarantee letter issued by MC in favor of Mitsubishi International Corporation (the "Original Agreement") as follows:

1.       Change of Guarantee Fee Rate.

         The provisions of Article 2 of the Original Agreement shall be amended to read in full as follows:

         "Article 2.  Guarantee Fee

         In consideration of MC's execution and deliver of the Guarantee Affirmation and its guarantee of the Loan Agreement, ARS agrees to pay to MC a guarantee fee calculated on a daily basis as .30 percent of the outstanding balance of the loan facilities provided under the Loan Agreement (the "Guarantee Fee"). The Guarantee Fee shall accrue until its payment date."

         The aforementioned amendment shall be effective on and from June 3, 1996."

2.       Miscellaneous.

         Except as specifically amended by the foregoing provisions hereof, the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective representatives thereunto duly authorized as of the day and year first above written.



MITSUBISHI CORPORATION                        ARISTECH CHEMICAL CORPORATION



/s/ HAJIME KOGA                               /s/ W.D. WALSTON
---------------                               ----------------
General Manager                               Treasurer
Aristech Department